UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 24, 2026

Commerce Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Missouri	001-36502	43-0889454
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Walnut,
Kansas City,	MO	64106
(Address of principal executive offices)		(Zip Code)

(816) 234-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading symbol(s)	Name of exchange on which registered
$5 Par Value Common Stock	CBSH	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)(c)(e) On March 24, 2026, Paul A. Steiner, the Corporate Controller and Chief Accounting Officer of Commerce Bancshares, Inc. (the “Company”), informed the Company of his decision to resign from his position to pursue other opportunities. Mr. Steiner’s decision is not the result of any disagreement with the Company on any matter relating to the Company’s finances, accounting, operations, policies or practices.

Mr. Steiner will remain with the Company through July 7, 2026 to help ensure an orderly transition. The Company has named Steven A. Brandjord as Mr. Steiner’s successor. Mr. Brandjord will assume the role of Corporate Controller and Chief Accounting Officer effective May 2026 following his official appointment by the Board. In connection with his promotion, Mr. Brandjord is being granted approximately 2,100 restricted stock units, which vest over 4 years pursuant to the terms of the Company’s standard equity award agreement. Mr. Brandjord joined the Company in 2014. He is currently serving as Assistant Controller, Director of Tax for the Company, and was Tax Manager III prior thereto. Prior to joining the Company, Mr. Brandjord was a Senior Manager in the tax area for BKD, LLP.

Exhibits

104    The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE BANCSHARES, INC.
By:	/s/ Margaret M. Rowe
Margaret M. Rowe
Secretary
Date: March 30, 2026